SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                           Date of Report June 6, 1996


                                    DCX, Inc.
             (Exact name of registrant as specified in its charter)



Colorado                               0-14273                   84-0868815
(State of                            (Commission               (IRS Employer
incorporation)                       File Number)           Identification No.)



3002 North State Highway 83, Franktown, CO                      80116-0569
(Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code (303) 688-6070





                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5, Other Events.

Termination of Proposed Acquisition of Airtech International Corporation. The Company reports that on June 6, 1996, it terminated the Letter of Intent dated May 17, 1996 and an Agreement in Principle dated June 5, 1996, with Airtech International Corporation of Dallas, Texas. The instruments were terminated as a result of the Company's continuing due diligence efforts.

Annual Shareholders' Meeting.
The Company also reports that on June 7, 1996, at the annual meeting of shareholders of DCX, Inc., the following individuals were reelected to the Board of Directors to serve until the next annual shareholders' meeting and their successors are elected or until their earlier death, resignation or removal. The results were:

         John G. Anderson, 3,783,446 votes for and 24,861 votes withheld.

         Jeanne M. Anderson, 3,782,212 votes for and 26,095 votes withheld.

         Stephen Carreker, 3,785,330 votes for and 22,977 votes withheld.

         Frederick G. Beisser, 3,785,450 votes for and 22,857 votes withheld.

During the annual meeting of shareholders, it was noted that the Small Business Administration recently agreed to extend its note with the Company for twelve months postponing the need for a payoff. Also during the meeting the President and Chief Executive Officer of the Company reported that the Company has experienced two fiscal quarters of solid revenue and earnings. The Company has a contract backlog of $8.0 million with $5.0 million of uncompleted work and expects the momentum to continue. The President also indicated the Company will continue with its plan to diversify through product development and the acquisition of one or more companies.

Annual Board of Directors' Meeting.
The Company further reports that at the Annual Directors' Meeting following the Annual Shareholders' Meeting, the Board reelected John G. Anderson as Chairman of the Board.

The Board increased its members to five and appointed a new director, D. Scott McReynolds who was also designated Vice President - General Manager. Mr. McReynolds, 32, joined the Company in 1991 as an industrial engineer; he was subsequently promoted to Quality Assurance Manager and became Acting General Manager in December, 1995. He holds a Bachelor of Science in Industrial Engineering from Southern Illinois University.

Other officers of the Company continuing in their present positions are:
         Jeanne M. Anderson, President and Chief Executive Officer
         Wayne A. Wilson, Vice President - Technical Operations
         William A. Walters, Vice President - Manufacturing
         Frederick G. Beisser, Chief Financial Officer, Secretary and Treasurer

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DCX, Inc.
                                                 (Registrant)



June 11, 1996                                   /S/  FREDERICK G. BEISSER
                                                --------------------------------
                                                         (Signature)

                                                Frederick G. Beisser
                                                Secretary, Treasurer &
                                                Chief Financial Officer

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